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                                                                    Exhibit 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 25, 2005 relating to the financial statements of LLDG Operating Company (formerly known as "Lease Marketing, Ltd."), which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
July 26, 2005